Exhibit 5.1

March 12, 2004

U. S. Home Systems, Inc.

750 State Highway 121 Bypass

Suite 170

Lewisville, Texas 75067

Re: U. S. Home Systems, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 filed by U. S. Home Systems, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on December 19, 2003, as amended (File No. 333-111336) (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,453,750 shares of Company common stock (the “Company Shares”), and the sale by certain Company stockholders (the “Selling Stockholders”) of up to 645,000 shares of common stock (the “Stockholders’ Shares”, and collectively with the Company Shares, the “Shares”).

The Shares include an over-allotment option granted to the underwriters of the offering to purchase 150,700 Company Shares and 123,750 Stockholders’ Shares. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto.

We have examined instruments, documents and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the conformity to the originals of all documents submitted to us as copies; (b) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (c) the genuineness of all signatures; and (d) the legal competence of all signatories to such documents. Our opinion below, insofar as it relates to the Stockholders’ Shares being validly issued, fully paid and non-assessable, is based solely on a certificate of an officer of the Company confirming the receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Stockholders’ Shares.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

U.S. Home Systems, Inc.

March 12, 2004

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Based on the foregoing, it is our opinion that the Company Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable and it is also our opinion that the Stockholders’ Shares are, as of the date hereof, validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion speaks only as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Jackson Walker L.L.P.

JSR, III:GLD:san